SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 3, 2006

(Date of earliest event reported)

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices and zip code)

(813) 854-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REPTRON ELECTRONICS, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.	Severance Agreement

On July 3, 2006, Reptron Electronics, Inc. (the “Company”) entered into a Severance Agreement with Paul L. Plante, the Company’s President and Chief Executive Officer (“Executive”). The Severance Agreement specifies that the Executive’s employment with the Company is at will and provides for severance benefits in the event of termination of Executives employment under certain circumstances. As a precondition to receipt of severance payments and other benefits under the Severance Agreement, Executive is required to sign a Waiver and Release of Claims Agreement.

In the event Executive’s employment is terminated by the Company without Cause or Executive terminates his employment for Special Reason (as such terms are defined in the Severance Agreement) and Executive complies with certain provisions of the Severance Agreement, the Severance Agreement provides Executive with a cash severance benefit equal to twelve (12) monthly payments equal to the average of Executive’s base monthly salary over the twelve (12) months prior to the date of termination. If Executive terminates the Severance Agreement for Good Reason within twelve (12) months after the occurrence of a Change of Control (as such terms are defined in the Agreement), the Severance Agreement provides for a cash severance benefit equal to the payment of twenty-four (24) monthly payments equal to the average of Executive’s base monthly salary over the twelve (12) months prior to the date of termination.

In addition to the severance payments, if Executive’s employment is terminated without Cause or by Executive for Special Reason or Good Reason and Executive complies with certain provisions of Severance Agreement, the Severance Agreement provides for the payment of any bonus that has been earned but not yet paid. Executive is also entitled to certain insurance benefits as provided in the Severance Agreement. If Executive is terminated for Cause (as such term as defined in the Agreement) or Executive terminates other than for Good Reason or Special Reason, the Severance Agreement provides for no severance payment and Executive is only entitled to payment of any unpaid wages, accrued vacation, and reimbursable expenses prior to the date of termination.

2.	Non-Competition Agreement.

In connection with and as a condition to entering into the Severance Agreement, on July 3, 2006, Executive entered into a Non-Competition Agreement with the Company. The Non-Competition Agreement provides that during Executive’s employment with the Company and for a one year period following termination of employment, Executive shall not engage in any business that competes against the Company. Executive’s obligation not to compete against the Company is conditioned upon the Company making the payments due and providing all benefits due Executive under the Severance Agreement.

The foregoing description of Mr. Plante’s Severance Agreement and Non-Competition Agreement is qualified in its entirety by reference to the agreements attached as Exhibit 10.1 and Exhibit 10.2 to this current report and incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Severance Agreement, dated July 3, 2006, by and between the Company and Paul J. Plante

10.2	Non-Competition Agreement, dated July 3, 2006, by and between the Company and Paul J. Plante

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC.
(Registrant)

July 3, 2006	By:	/s/ Paul J. Plante
(Date)		Paul J. Plante, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Agreement, dated July 3, 2006, by and between the Company and Paul J. Plante

10.2	Non-Competition Agreement, dated July 3, 2006, by and between the Company and Paul J. Plante